Altus Power, Inc. Confirms No Exposure to
Silicon Valley Bank, Signature Bank or First Republic Bank

STAMFORD, CT, March 13, 2023 – Altus Power, Inc. (“Altus Power” or the “Company”) (NYSE: AMPS), the premier independent developer, owner and operator of commercial-scale solar facilities, today updated stakeholders that it has no exposure to Silicon Valley Bank, Signature Bank or First Republic Bank or their affiliates. Altus Power holds its cash and equivalents, and marketable securities at other institutions and the Company is not party to any financing agreement with any of these institutions or their affiliates.
As recently disclosed, Altus Power’s undrawn financing commitments under its revolving credit facility are provided by a diverse syndicate of large financial institutions including Citibank, Bank of America, JP Morgan Chase Bank, KeyBank National Association and Truist Securities, Inc. The Company has fully funded financing facilities with KeyBank and Huntington National Bank associated with the DESRI acquisition. Blackstone Structured Finance Group has provided the Company with investment grade term loan facilities, which are funded by Blackstone on behalf of its insurance franchise.

Altus Power will continue to monitor the broader financial landscape, including the impacts on any third parties with which the Company conducts business, but currently anticipates uninterrupted access to capital to fund its ongoing operations and capital expenditures.
Forward-Looking Statements
This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “intends,” “aims,” “may,” “could,” “will,” “should,” “plans,” “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimate,” “future,” “outlook,” “vision,” or variations of such words or similar terminology that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to expectations regarding its ability of Altus Power to retain uninterrupted access to cash required to fund its ongoing operations and capital expenditure needs, and the impacts of any such interruptions to third parties with which Altus Power conducts business. These statements are based on Altus Power’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.
Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Altus Power’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to; (1) the ability of Altus Power to retain uninterrupted access to cash required to fund its ongoing operations and capital expenditure needs, and the impacts of any such interruptions to third parties with which Altus Power conducts business; (2) the ability of Altus Power to recognize the benefits of any completed acquisitions or acquisitions that Altus Power may transact in the future, including the acquisition of these solar assets; (3) the ability of Altus Power to successfully integrate any such acquisition of solar assets into its business and generate profit from their operations; (4) the ability of Altus Power to retain customers and maintain and expand relationships with business partners, suppliers and customers; (5) the risk of litigation and/or regulatory actions related to the proposed acquisition of solar assets; (6) the possibility that Altus Power may be adversely affected by other economic, business, regulatory and/or competitive factors; and (7) the impact of COVID-19, inflationary pressures, and supply chain issues on Altus Power’s business.
Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found under the heading “Risk Factors” in Altus Power’s Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 24, 2022, Altus Power’s Form 10-Q filed with the SEC on November 14, 2022, as well as the other information the Company files with the SEC. New risks and uncertainties arise from time to time, and it is impossible for Altus Power to predict these events or how they may affect the Company. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made and the information and assumptions underlying such statement as known by Altus Power on the date such statement was made, and Altus Power undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.
This press release is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Altus Power and is not intended to form the basis of an investment decision in Altus Power. All subsequent written and oral forward-looking statements concerning Altus Power or other matters and attributable to Altus Power or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

About Altus Power, Inc.
Altus Power, based in Stamford, Connecticut, is the premier independent commercial-scale clean electrification company serving commercial, industrial, public sector and community solar customers with an end-to-end solution. Altus Power originates, develops, owns and operates locally sited solar generation, energy storage and charging infrastructure across the nation. Visit www.altuspower.com to learn more.

Altus Power Contacts:

Chris Shelton
Head of IR
InvestorRelations@altuspower.com